UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

Your Event, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53164

Nevada	26-1375322
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1601 Pacific Coast Highway Suite 250, Hermosa Beach, CA	90254
(Address of principal executive offices)	(Zip Code)

310-698-0728

(Registrant’s telephone number, including area code)

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matter to a Vote of Security Holders

Your Event (the “Company”) held its Annual Meeting of Shareholders on March 31, 2014. At the Meeting, Twenty Million Three Hundred Seventy Thousand (20,370,000) shares were present and voted in favor of each of the following proposals. This represents approximately 80% of the 25,583,835 issued and outstanding shares. No votes were cast against any proposal and no broker non-votes were received. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

		Votes For	Votes Against	Abstentions	Broker Non-Votes
1.	Election of Directors:
	June Tsukamoto	20,370,000	0	0	0
	Takahito Yasuki	20,370,000	0	0	0
	Noboru Okuda	20,370,000	0	0	0
	Keiichi Tsukamoto	20,370,000	0	0	0
	Kioko Tsukamoto	20,370,000	0	0	0
	Aiki Kobayashi	20,370,000	0	0	0
	Fumio Sabata.	20,370,000	0	0	0
	Yasuo Matsuo	20,370,000	0	0	0
	Votes For		Votes Against	Abstentions	Broker Non-Votes
2.	Approval of 2014 Stock Option Plan	20,370,000	0	0	0
3.	Ratify Appointment of Independent Registered Public Accounting Firm	20,370,000	0	0	0
4.	Provide an Advisory Vote on the Company's Executive Compensation (the "Say on Pay" Vote)	20,370,000	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Your Event, Inc. Registrant

Date: April 3, 2014	/s/ Takahito Yasuki
Name: Takahito Yasuki Title: CEO, CFO and Director